Exhibit 10.9


                                    GUARANTY
                                   (LONG TERM)

         This GUARANTY dated June 10, 1997, is given by Soil Teq, Inc., a Minnesota corporation ("Guarantor") to NBD Bank, as Agent (in such capacity, the "Agent"), and NBD Bank for itself, First Chicago NBD Bank, Canada, The First National Bank of Chicago, Harris Trust and Savings Bank, and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank Nederland", New York Branch (each a "Lender") and any other financial institution that may from time to time become a Lender under the Credit Agreement described below.

         WHEREAS, the Agent and the Lenders have agreed to extend certain revolving loans to Guarantor's parent, Ag-Chem Equipment Co., Inc., a Minnesota corporation ("Debtor"), pursuant to the terms of a certain Long Term Second Amended and Restated Revolving Credit Agreement, dated June 10, 1997, and it is a condition to the Agent's and the Lenders' obligations under such agreement that the Guarantor provide this Guaranty.

         WHEREAS, Guarantor benefits from the financing provided to Debtor and has determined it is in Guarantor's best interests to provide this Guaranty.

         THEREFORE, IN CONSIDERATION of and in order to induce the Agent and the Lenders to loan money or extend credit to; to purchase, accept or discount notes, instruments or other evidences of indebtedness of or from; and generally to engage in financial accommodations and do business with Debtor, the undersigned Guarantor hereby covenants and agrees with the Agent and Lenders as follows:

         1. Definitions. Unless the context requires otherwise, capitalized terms used herein shall have the following meanings:

                  (a) "Credit Agreement" means the Long Term Second Amended and Restated Revolving Credit Agreement dated June 10, 1997 among Debtor, Agent and the Lenders, and any amendments, restatements or replacements thereof.

                  (b) "Indebtedness" means any and all indebtedness, liabilities and obligations of every kind, nature and description, owed to the Agent or any Lender by Debtor under the Credit Agreement, whether direct or indirect, absolute or contingent, whether now due and owing, or which may hereafter, from time to time, be or become due and owing, whether heretofore or hereafter created or arising, including all indebtedness evidenced by any note(s) or agreements now or hereinafter executed and delivered by Debtor to any Lender, any and all renewals, extensions or modification thereof, and including, without limitation, reasonable attorneys' fees, costs and expenses incurred by the Agent or any Lender in connection with the enforcement of this Guaranty or any obligation against Debtor.

                  (c) Other capitalized terms shall have the meanings given them in the Credit Agreement.


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         2. Guaranty of Indebtedness. Guarantor or hereby unconditionally guarantees to the Agent and to each Lender the full and prompt payment when due of all Indebtedness of Debtor due and to become due the Agent and/or each Lender. The Agent and/or each Lender may have immediate recourse against Guarantor for full and immediate payment of the Indebtedness at any time after the Indebtedness has not been paid in full at its maturity (whether at fixed maturity or maturity accelerated after a default under the terms of the Credit Agreement).

         3. Nature of Guaranty. This is a guarantee of payment, and not of collection, and Guarantor therefore agrees that neither the Agent nor any Lender shall be obligated prior to seeking recourse against or receiving payment from Guarantor, to do any of the following acts (although they may do so, in whole or in part, at their individual sole option), the performance of each of which is hereby unconditionally waived by Guarantor:

                  (a) Take any steps whatsoever to collect from Debtor or to file any claim of any kind against Debtor; or

                  (b) Take any steps whatsoever to accept, perfect any security interest in, foreclose or realize on collateral security, if any, for the payment of the Indebtedness, or any other Guaranty of the Indebtedness; or

                  (c) In any other respect exercise any diligence whatever in collecting or attempting to collect the Indebtedness by any means.

         4. Waivers. Guarantor's liability for payment of the Indebtedness shall be absolute and unconditional, and nothing whatever except actual full payment to the Agent and the Lenders of the Indebtedness shall operate to discharge Guarantor's liability hereunder. Accordingly, Guarantor unconditionally and irrevocably waives each and every defense which, under principles of guarantee or suretyship law, would otherwise operate to impair or diminish the liability of Guarantor for the Indebtedness. Without limiting the generality of the foregoing waiver, Guarantor agrees that none of the following acts, omissions or occurrences shall diminish or impair the liability of Guarantor in any respect (all of which acts or omissions may be done without notice to Guarantor of any kind):

                  (a) Any extension, modification, indulgence, compromise, settlement or variation of the terms of any of the Indebtedness;

                  (b) The discharge or release of any obligations of the Debtor or any other person now or hereafter liable on the Indebtedness, by reason of bankruptcy or insolvency laws;

                  (c) The acceptance or release by the Agent or any Lender of any collateral security or other Guaranty, seizure or conversion of any collateral security by any person or by operation of law, or any settlement, compromise or extension with respect to any collateral security or other Guaranty;


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                  (d) The application or allocation by the Agent or any Lender of payments, collections or credits on the Indebtedness or any other obligations of the Debtor to the Agent or any Lender;

                  (e) The creation of any new Indebtedness covered by this Guaranty; or

                  (f) The making of a demand, or absence of demand, for payment of the Indebtedness, or giving, or failing to give, any notice of dishonor or protest or any other notice.

         5. Additional Waivers. Guarantor unconditionally waives:

                  (a) Any subrogation to the rights of the Agent or any Lender against the Debtor;

                  (b) Any acceptance of this Guaranty;

                  (c) Any setoffs or counterclaims against the Agent or any Lender which would otherwise impair their respective rights against Guarantor; and

                  (d) Any notice of the disposition of any collateral security, and any right to object to the commercial reasonableness of the disposition of any such collateral security.

         6. Assignment. This Guaranty shall inure to the benefit of the Agent, its successors and assigns, each Lender and its successors and assigns, including entities that shall become a "Lender" under the Credit Agreement and each and every holder or owner of any of the Indebtedness guaranteed hereby. In the event that there shall be more than one such holder or owner, this Guaranty shall be deemed a separate contract with each such holder and owner.

         7. Termination. This Guaranty shall be binding upon Guarantor and its successors and assigns, and shall continue in effect until Guarantor shall deliver to the Bank (and each other holder or owner of the Indebtedness) 30 days' advance written notice of termination; provided that this Guaranty shall continue in effect thereafter with respect to all Indebtedness in existence on the effective date of such termination (including all extensions and renewals thereof and all subsequently accruing interest and other charges thereon) until all such Indebtedness shall be paid in full.

         8. Financial Statements. Guarantor warrants and represents to the Agent and each Lender that any and all consolidated financial statements delivered, or to be delivered, to them by Debtor are true and correct in all materials respects as of the date of such statements

         9. Interpretation. The singular reference shall also include the plural of any word, if the context so requires. Sections headings are for convenience only and do not affect the interpretation of this Guaranty.


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         10. Governing Law. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Michigan.

         11. Forum. Guarantor hereby irrevocably submits to the jurisdiction of any Minnesota or Michigan state court or any federal court located in Minneapolis, Minnesota or Detroit, Michigan over any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or court or federal court. Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Guarantor agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this subsection shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction. Guarantor agrees that, if it brings any action or proceeding arising out of or relating to this Agreement, it shall bring such action or proceeding in Hennepin County, Minnesota or Wayne County, Michigan.

         12. THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN TO THE AGENT AND THE LENDERS BY GUARANTOR, WITHOUT ANY DURESS OR COERCION, AND AFTER GUARANTOR HAS EITHER CONSULTED WITH COUNSEL OR BEEN GIVEN AN OPPORTUNITY TO DO SO, AND GUARANTOR HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY.


WITNESS:

  /s/ Joyce Lander                          SOIL TEQ, INC.


  /s/ Ivy H. Wilcop                         By: /s/ John Retherford
                                                John Retherford
                                                Its:  Vice President

                                            Address: 5720 Smetana Drive
                                                     Minnetonka, MN  55343-9688